Exhibit 10.13


                            SUBLEASE AGREEMENT DATED
                              JULY 1, 1996 BETWEEN
                    GERALD G. MERCER AND AIRNET SYSTEMS, INC.




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                                S U B L E A S E



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                                TABLE OF CONTENTS


INTRODUCTORY STATEMENT-------------------------------------------------------1
ARTICLE I.  GRANT AND TERM---------------------------------------------------1

   Section  1.01 - Demised  Premises-----------------------------------------1
   Section  1.02 (a) - Term--------------------------------------------------2
   Section  1.03 - Renewal Option--------------------------------------------2

ARTICLE II.  RENT AND DEPOSIT------------------------------------------------2

   Section  2.01 (a) - Minimum  Rent-----------------------------------------2
   Section  2.01 (b) - Prime Lease  Rent-------------------------------------3
   Section  2.02 - Payments by  SubTenant------------------------------------3
   Section  2.03 - Late Charge-----------------------------------------------3

ARTICLE III - PREPARATION OF DEMISED PREMISES--------------------------------3

   Section  3.01 - Site  Plan------------------------------------------------4
   Section  3.02 -  SubLandlord's  Work--------------------------------------4
   Section  3.03 -  SubTenant's  Work----------------------------------------4
   Section  3.04 - Alterations by SubTenant----------------------------------4

ARTICLE IV - CONDUCT  OF  BUSINESS-------------------------------------------5
   Section  4.01 - Use and Trade  Name---------------------------------------5
   Section  4.02 -  Estoppel  Certificate------------------------------------5
   Section  4.03 -  Utilities------------------------------------------------5
   Section  4.04 -  Sign-----------------------------------------------------5
   Section  4.05 -  SubTenant's  Warranties----------------------------------5
   Section  4.06 - Legal  Requirements---------------------------------------6
   Section  4.07 - Hazardous Materials---------------------------------------6

ARTICLE V.  REPAIRS AND MAINTENANCE------------------------------------------7
   Section  5.01 - SubLandlord's Obligations---------------------------------7
   Section  5.02 - SubTenant's Obligations-----------------------------------7

ARTICLE VI.  REAL ESTATE TAXES-----------------------------------------------7

   Section  6.01 - Liability-------------------------------------------------7
   Section  6.02 - Method of Payment-----------------------------------------8


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ARTICLE VII.  INSURANCE------------------------------------------------------8
   Section  7.01 - SubTenant's Obligations-----------------------------------8
   Section  7.02 - Covenants to Hold Harmless--------------------------------9
   Section  7.03 - Liability of SubLandlord to SubTenant--------------------10

ARTICLE VIII.  DESTRUCTION OF DEMISED PREMISES    --------------------------10

   Section  8.01 - Continuance of SubLease----------------------------------10
   Section  8.02 - Reconstruction:  Rent Abatement--------------------------10

ARTICLE IX.  CONDEMNATION---------------------------------------------------10

   Section  9.01 - Eminent Domain-------------------------------------------11

ARTICLE X.  ASSIGNMENT, SUBLETTING AND ENCUMBERING SUBLEASE-----------------11

ARTICLE XI.  SUBORDINATION AND FINANCING------------------------------------11

   Section  11.01 -  Subordination------------------------------------------11
   Section  11.02 -  Attornment---------------------------------------------12
   Section  11.03 - Financing-----------------------------------------------12

ARTICLE XII.  DEFAULTS------------------------------------------------------12

   Section  12.01 - Elements of  Default------------------------------------12
   Section  12.02 -  SubLandlord's  Remedies--------------------------------13
   Section  12.03 - Additional  Remedies and  Waivers-----------------------14
   Section  12.04 - Cure of  Default----------------------------------------14
   Section  12.05 - Default by SubLandlord----------------------------------15

ARTICLE XIII.  RIGHT OF ACCESS----------------------------------------------15

ARTICLE XIV.  DELAYS--------------------------------------------------------15

ARTICLE XV.  END OF TERM----------------------------------------------------15

   Section  15.01 - Return of Demised Premises------------------------------15
   Section  15.02 - Holding Over--------------------------------------------16

ARTICLE XVI.  COVENANT OF QUIET ENJOYMENT-----------------------------------16

ARTICLE XVII.  MISCELLANEOUS------------------------------------------------16


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                               SUBLEASE AGREEMENT


      THIS SUBLEASE AGREEMENT ("SubLease") is made and entered into this 1st day of July, 1996 (the "Effective Date"), by and between Gerald G. Mercer, an individual, having his principal office address at 700 Ackerman Road, Suite 400, Columbus, Ohio 43202 (hereinafter referred to as "SubLandlord") and Airnet Systems, Inc., an Ohio corporation, having its principal office address at 3939 International Gateway, Columbus, Ohio 43219 (hereinafter referred to as "SubTenant").

                             INTRODUCTORY STATEMENT

      (a) SubLandlord is the present Lessee of a portion of the Demised Premises under a certain Lease Agreement by and between the City of Columbus and Jerry G. Mercer, dated August 15, 1984 (hereinafter referred to as Prime Lease I), said Prime Lease I encompasses a certain 0.249 acre tract.

      (b) SubLandlord is the present Lessee of a portion of the Demised Premises under a certain Lease Agreement by and between the City of Columbus and Jerry G. Mercer, dated October 4, 1984, as modified by Lease Modification #1, dated June 11, 1985, Lease Modification #2, dated June 11, 1986, Lease Modification #3, dated May 11, 1987, Lease Modification #4, dated August 17, 1989, and Lease Modification #5, dated December 15, 1994, (hereinafter collectively referred to as the Prime Lease II), said Prime Lease II encompasses a certain 10.490 acre tract.

      SubLandlord leases the Demised Premises to SubTenant, and SubTenant takes the Demised Premises from SubLandlord, upon, subject to and in accordance with the provisions of each of Prime Lease I and Prime Lease II (collectively the "Prime Lease").

      This SubLease is subject and subordinate to all of the provisions of the Prime Lease. SubTenant acknowledges receipt of a copy of the Prime Lease. SubTenant representatives have read the Prime Lease, is familiar with its provisions, and accepts this SubLease and its responsibilities under the SubLease subject and subordinate to all of the provisions of the Prime Lease.

                                    ARTICLE I

                            ARTICLE I. GRANT AND TERM

     Section 1.01 - Demised Premises: SubLandlord hereby subleases to SubTenant for the term and upon the term, covenants and conditions hereinafter set forth, the property designated as PDQ Complex on attached Exhibit "A" (or by such other name as SubTenant may from time to time hereafter designate) and more specifically described on attached Exhibit "B" (hereinafter the "Demised Premises").

     Section 1.02 - Term: The term of this SubLease shall be for a period of eight (8) years and one(1) month, commencing on the Effective Date, and expiring midnight on July 30, 2004, unless sooner terminated or extended in accordance with the provisions hereof (the "Expiration Date"). The first SubLease Year shall commence on the Effective Date and end on December 31, 1996. All subsequent SubLease Years shall commence on January 1 and continue for twelve
(12) consecutive calendar months thereafter, except that the last SubLease Year shall end on the SubLease Expiration Date.

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     Section 1.03 - Renewal Option: It is intended that SubTenant shall have the right to exercise (a) a first renewal option for the period from August 1, 2004 through and including December 31, 2009 and (b) a second renewal option of twenty (20) years commencing on January 1, 2010 and continuing through December 31, 2029, as to the entire Demised Premises, all in accordance with each Prime Lease, by giving written notice to SubLandlord no earlier than two hundred forty
(240) days  prior to the end of the then  lease  term and not later than  ninety
(90) days prior to the end of the then lease term. All terms, covenants and conditions of this SubLease shall remain and continue in full force and effect during each renewal term, except Minimum Rent which shall be increased to reflect current market rent as mutually agreed by SubLandlord and SubTenant.

      Notwithstanding the aforesaid, the Parties hereby acknowledge that the initial term for Prime Lease I expires on July 31, 2004, and the initial term for Prime Lease II expires on December 31, 2009. The Parties shall co-operate and diligently work together to obtain the agreement of the Landlord on Prime Lease I to extend the initial term of Prime Lease I to December 31, 2009, thereby making the initial term of each Prime Lease coterminous and thus accommodating the exercise of the first renewal option as to the entire Demised Premises.. However, in the event the Parties cannot accomplish the same, then the Parties shall amend this SubLease, and specifically this Section 1.03 as to the renewal options, to reflect the separate and different Prime Lease termination dates for the respective portions of the Demised Premises covered by each Prime Lease, as set forth above, and shall adjust the several renewal options accordingly.

                          ARTICLE II. RENT AND DEPOSIT


     Section 2.01 (a) - Minimum Rent: Commencing on the Effective Date and continuing during the entire term of the SubLease, the SubTenant shall pay annual "Minimum Rent" for the Demised Premises in the amount of Nine Hundred Thousand Dollars ($900,000) per annum, in equal monthly installments of Seventy-Five Thousand Dollars ($75,000) per month, without demand, deduction, set-off or counterclaim, in advance, on the first (1st) day of each month.

      The first installment of Minimum Rent shall be deemed payable on the Effective Date. If the Effective Date occurs on a day other than the first (1st) day of a month, Minimum Rent shall be prorated on a daily basis on the basis of a thirty (30) day month. In addition, in the event the first SubLease year is a partial year, then all annual Minimum Rent shall be prorated on the basis of a twelve (12) month year.


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     Section 2.01 (b) - Prime Lease Rent: In addition to the Minimum Rent stated
in Section 2.01 (a), SubTenant shall pay to SubLandlord, as and when the same becomes due and payable, as a part of Additional Rent, all rental obligations of SubLandlord set forth in Prime Lease I & II. Said rental obligations are currently One Hundred Ninety Seven and 65/100 Dollars ($197.65) and Nine
Thousand  Three  Hundred  Thirty  and  37/100  Dollars   ($9330.37)  per  month,
respectively.

      The parties acknowledge that the Rental due under the "Prime Lease" is subject to an increase every three (3) years of the Prime Lease term. The parties agree to adjust the portion of Additional Rent set forth herein in accordance with any increase in the Prime Lease.

     Section 2.02 - Payments by SubTenant: Throughout the term of this SubLease, SubTenant shall pay to SubLandlord, without demand, deduction, set-off or counterclaim, the rent, which is hereby defined as the sum of the Minimum Rent and all Additional Rent (as defined in this SubLease), when and as the same shall be due and payable hereunder. Unless otherwise stated, all other sums of money or charges payable to SubLandlord from SubTenant by this SubLease in excess of Minimum Rent are defined as "Additional Rent" and are due ten (10) days after the rendering of an invoice therefor, without any deduction, set-off or counterclaim, and failure to pay such charges carries the same consequences as SubTenant's failure to pay Minimum Rent. All payments and charges required to be made by SubTenant to SubLandlord hereunder shall be payable in coin or currency of the United States of America, at the address indicated herein. No payment to or receipt by SubLandlord of a lesser amount than that then amount required to be paid hereunder shall be deemed to be other than on account of the earliest amount of such obligation then due hereunder. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and SubLandlord may accept any such check in payment without prejudice to SubLandlord's right to recover the balance of any sums owed by SubTenant hereunder.

     Section 2.03 - Late Charge: In the event any sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, SubTenant shall immediately pay, as Additional Rent, a service charge equal to the greater of Fifty Dollars ($50.00), or Ten Dollars ($10.00) per day for each day, after the due date of such payment, that such payment has not been received by SubLandlord, or four percent (4%) per month of the amount required to be paid. Notwithstanding this service charge, SubTenant shall be in Default under this SubLease if all payments required to be made by SubTenant are not made at or before the times herein stipulated.

                  ARTICLE III - PREPARATION OF DEMISED PREMISES


     Section 3.01 - Site Plan: Exhibit "A" sets forth the general layout of the Demised Premises. SubLandlord does not warrant or represent that the Demised Premises is constructed exactly as shown thereon.


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     Section  3.02 -  SubLandlord's  Work:  SubTenant  consents  to  accept  the
Premises in an "as is, where is" condition.

     Section 3.03 - SubTenant's Work: Any and all work to be performed by SubTenant shall be subject to SubLandlord's prior written approval and shall be in accordance with good construction practices, all applicable laws, insurance requirements and SubLandlord's reasonable rules and regulations. Further, SubLandlord shall have no responsibility or liability for any loss or damage to any property belonging to SubTenant. The SubTenant agrees to pay for all the utilities used or consumed in the Demised Premises by SubTenant on and after the Effective Date. SubTenant shall obtain, at SubTenant's sole expense, all certificates and approvals which may be necessary so that a certificate of occupancy for the Demised Premises may be issued. Copies of all such certificates shall be delivered to SubLandlord.

     Section 3.04 - Alterations by SubTenant:

            (a) SubTenant may not make any exterior or structural alterations to the Demised Premises without the prior written consent of SubLandlord. In addition, SubTenant shall not make, except in an emergency, any interior alterations, except for alterations to the interior decor of the Demised Premises, or other interior non-structural modifications, without giving prior written notice to SubLandlord and SubLandlord giving SubTenant its consent therefor. Any such alterations shall be performed in a good and workmanlike manner and in accordance with applicable legal and insurance requirements and the terms and provisions of this SubLease.

            (b) In the event that any mechanic's lien is filed against the Demised Premises as a result of any work or act of SubTenant, SubTenant, at its expense, shall discharge or bond off the same within ten (10) days from the filing thereof. If SubTenant fails to discharge said mechanic's lien, SubLandlord may bond or pay without inquiring into the validity of merits of such lien said lien and all sums so advanced shall be paid on demand as Additional Rent.

            (c) Prior to the commencement of any work by SubTenant, SubTenant shall obtain public liability and workmen's compensation insurance, both in amounts acceptable to SubLandlord, to cover every contractor to be employed by SubTenant, and shall deliver duplicate originals of all certificates of such insurance to SubLandlord for written approval.

            (d) If, in an emergency, it shall become necessary to make repairs required to be made by SubTenant, SubLandlord may reenter the Demised Premises and proceed to have such repairs made and pay the costs thereof. SubTenant shall pay the SubLandlord the costs of such repairs on demand as Additional Rent.

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                        ARTICLE IV - CONDUCT OF BUSINESS


     Section 4.01 - Use and Trade Name: SubTenant shall use and occupy the Demised Premises for the following purposes only, and for no other purpose:
Constructing and operating aircraft hangars, associated office facilities, aircraft ramp, and fuel storage for the conduct of aviation related operations for which it has valid permits.

     Section 4.02 - Estoppel Certificate: From time to time and upon twenty (20) days notice, SubTenant agrees to execute and deliver a written acceptance/estoppel certificate confirming that SubTenant has accepted the Demised Premises and such other facts relative to this SubLease as SubLandlord or any mortgagee of the Demised Premises may request to be confirmed. If SubTenant fails to execute such certificate, SubTenant hereby appoints SubLandlord as its attorney-in-fact, irrevocably, to execute and deliver such certificate for SubTenant, or SubLandlord may elect to terminate this SubLease.

     Section 4.03 - Utilities: SubTenant, at its expense, shall arrange for and pay all costs and charges for all utilities and services provided or used in or at the Demised Premises, commencing with the Effective Date and throughout the term of this SubLease. SubTenant shall pay directly to the public utility companies the cost of installation of any and all utility services not presently at the Demised Premises. SubTenant agrees to indemnify and hold harmless SubLandlord from and against any and all claims arising from the installation and maintenance of such utility services and from all costs and charges for utilities consumed on or by the Demised Premises.

     Section 4.04 - Sign: SubTenant shall install and maintain its signage in accordance with all appropriate governmental ordinances, regulations, rules and laws.

     Section 4.05 - SubTenant's Warranties: SubTenant warrants, represents, covenants and agrees to and with SubLandlord, that throughout the term hereof it shall: (i) keep the Demised Premises in a neat and clean condition, (ii) pay, before delinquent, any and all taxes, assessments and public charges imposed upon SubTenant's business or fixtures, and pay when due all fees of similar nature, (iii) observe all rules and regulations established by SubLandlord, provided SubTenant shall be given at least five (5) days notice thereof, (iv) observe all restrictive covenants of record which are applicable to the Demised Premises, provided the same do not prohibit SubTenant's permitted use of the Demised Premises, (v) keep the Demised Premises sufficiently heated to prevent freezing of water in pipes and fixtures in and about the Demised Premises, and
(vi) keep the temperature within the Demised Premises at such levels as may be required by any federal, state or local laws, ordinances or regulations.

     Section 4.06 - Legal Requirements: SubTenant shall at its own expense, comply with all laws, orders, ordinances and with directions of public officers thereunder, with all applicable Board of Fire Insurance Underwriters regulations and other requirements and with all notices from SubLandlord's mortgagee respecting all matters of occupancy, condition or maintenance of the Demised Premises, whether such orders or directions shall be directed to SubTenant or SubLandlord, and SubTenant shall hold SubLandlord harmless from any and all costs or expenses on account thereof. SubTenant shall procure and maintain all licenses and permits legally necessary for the operation of SubTenant's business and allow SubLandlord to inspect them on request.


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     Section 4.07 - Hazardous  Materials:  The SubTenant agrees that it will not place, hold or dispose of any Hazardous Material (defined hereinafter) on, under or at the Demised Premises except as permitted under this SubLease and in all such cases in strict compliance with all applicable laws, rules and regulations, and further that it will not at anytime use the Demised Premises as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material. SubTenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which it makes or causes to be made to the Demised Premises. SubTenant hereby indemnifies the SubLandlord against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorney's fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against the SubLandlord for, with respect to, or as a direct or indirect result of (A) a breach by SubTenant of the foregoing covenants, or (B) to the extent caused or allowed by SubTenant or any agent, employee, invitee or licensee of SubTenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission from, onto or into the Demised Premises, the atmosphere, or any watercourse, body of water or groundwater, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or
arising  under  the  Comprehensive  Environmental  Response,   Compensation  and
Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of
conduct  concerning  any  Hazardous   Material);   and  the  provisions  of  and
undertakings and indemnification set out in this paragraph shall survive the termination of this SubLease, and shall continue to be the liability, obligation and indemnification of the SubTenant, binding upon the SubTenant, forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this SubLease. For purposes of this SubLease, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive
Environmental   Response,   Compensation,   and  Liability  Act,  any  so-called
"Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material.

The parties acknowledge and agree that SubTenant has and may continue to use a portion of the Demised Premises covered by Prime Lease I as a petroleum fuel storage facility for the conduct of its aviation related business activities as provided for in Section 4.01, provided however such use may continue only so long as SubTenant operates said petroleum fuel storage facility in strict compliance with all appropriate laws, rules and regulations.

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                       ARTICLE V. REPAIRS AND MAINTENANCE


     Section 5.01 - SubLandlord's Obligations: The parties hereby acknowledge that this is a "triple net" lease and SubLandlord shall have no obligation for replacement, repair or maintenance of the Demised Premises except for the exterior structural components of the building inclusive of the roof.

     Section 5.02 - SubTenant's  Obligations:  SubTenant,  at its expense, shall
(i) make all repairs and replacements and perform all maintenance work that is necessary in order to keep the Demised Premises in good order and repair and in a safe, dry and tenantable condition, (ii) install and maintain such fire protection devices as may be required by any governmental body or insurance underwriter for the Demised Premises, (iii) provide both storage and removal services regardless of the location of any storage and removal facilities (iv) change all HVAC filters as necessary, but not less than five (5) times a year and have all HVAC systems serviced as necessary, but not less often than two (2) times a year and (v) repair or replace any portion of the Demised Premises which is not specifically set forth as SubLandlord's responsibility under Section 5.01.

                          ARTICLE VI. REAL ESTATE TAXES

     Section 6.01 - Liability: Commencing with the Effective Date and continuing throughout the entire term of this SubLease, SubTenant shall also pay SubLandlord, as Additional Rent, all Taxes (as hereinafter defined), attributable to the Demised Premises for each tax year. The term "Taxes" means the total of all taxes and assessments, general and special, ordinary and extraordinary, real and/or personal, foreseen and unforeseen, including assessments for public improvements and betterments, assessed, levied or imposed with respect to the land and improvements included within the Demised Premises. The term "Taxes" also includes all costs reasonably incurred in any proceeding brought by SubLandlord to reduce said Taxes. If at any time during the term of this SubLease, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any Taxes levied, assessed or imposed on real estate and the improvements thereon or imposed upon any personalty used in connection therewith or upon the collection of rents or other sums due hereunder, there shall be levied, assessed or imposed on SubLandlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Demised Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

     Section 6.02 - Method of Payment: SubTenant shall pay to SubLandlord the full amount of any tax bill within ten (10) days of the delivery of said tax bill or other invoice evidencing the same to SubTenant. In the event that any penalties or interest are incurred by SubLandlord due to SubTenant's non-payment, such penalties and/or interest shall be immediately due and payable as Additional Rent. Notwithstanding the end of the term hereof, SubTenant shall continue to be liable to SubLandlord for all Taxes which shall have accrued during and/or have been incurred by SubLandlord for the period of SubTenant's occupancy, and SubTenant shall promptly remit to SubLandlord any amount due to SubLandlord upon notice from SubLandlord to SubTenant.


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                             ARTICLE VII. INSURANCE


     Section 7.01 - SubTenant's Obligations:

            (a) SubTenant, at its sole cost and expense, shall obtain and maintain during the term of this SubLease, fire and extended coverage insurance, insuring against all reasonable perils and liabilities, for one hundred percent (100%) of the replacement value of the Demised Premises. Such insurance shall be issued by an insurance company licensed to do business in the state of Ohio, reasonably approved by SubLandlord.

            (b) SubTenant shall maintain in force during the term of this SubLease, comprehensive general public liability and property damage insurance in the minimum amount of Five Million Dollars ($5,000,000.00) for injury or damages to the Demised Premises, and Five Million Dollars ($5,000,000) of "Umbrella" excess coverage; SubTenant agrees that SubLandlord and the Prime Lease Landlord shall be named as additional insured under such policy or policies of insurance. Said insurance shall be carried with a company or companies approved by SubLandlord, which approval shall not be unreasonably withheld, and said policies shall be in the form satisfactory to SubLandlord. A certificate or certificates evidencing such insurance coverage shall be filed with SubLandlord at the execution of this SubLease, and such certificates shall provide that such insurance coverage will not be reduced or cancelled without at least thirty (30) prior written notice to SubLandlord and the Prime Lease Landlord. At least ten (10) days prior to the expiration of any such policy, SubTenant shall file with SubLandlord a certificate showing that such insurance coverage has been renewed. In the event such insurance coverage is ever cancelled or reduced, within five (5) days after receipt of written notice from SubLandlord of such cancellation or reduction of coverage, SubTenant shall file with SubLandlord a certificate showing that the required insurance coverages have been reinstated or provided through another insurance company or companies approved by SubLandlord, which approval shall not be unreasonably withheld. If SubTenant at any time fails to provide SubLandlord with the certificate or certificates required herein, SubLandlord shall have the right to secure required insurance at the cost and expense of SubTenant, plus ten percent (10%) thereof for administrative overhead, all of which amounts shall be immediately due and payable to SubLandlord as Additional Rent.

            (c) The policies described in this Section shall: (i) be acceptable to SubLandlord in form and content, (ii) contain an express waiver of any right of subrogation by the insurance company against SubLandlord, SubLandlord's agents and employees, and mortgagees and Landlord under the Prime Lease and its mortgagee, (iii) contain a provision that it shall not be canceled or reduced and that it shall continue in full force and effect, unless SubLandlord and Prime Lease Landlord have received at least thirty (30) days prior written notice of such cancellation, reduction or termination, and (iv) not be materially changed without thirty (30) days prior written notice to SubLandlord and Prime lease Landlord.

            (d) SubTenant shall not permit to be done any act which will invalidate or be in conflict with the fire insurance policies covering the Demised Premises or any other insurance referred to in this SubLease. SubTenant will promptly comply with all rules and regulations relating to such policies. If the acts of SubTenant or its employees or agents shall increase the rate of insurance referred to in this SubLease, such increases shall be immediately paid by SubTenant. If SubTenant fails to make any such payments, the same shall become immediately due and payable as Additional Rent in accordance with, and SubLandlord shall have all of the rights set forth in Section 7.01(b), above..

     Section 7.02 - Covenants to Hold Harmless:

            (a) SubLandlord and SubTenant each hereby releases the other, its officers, directors, employees and agents from any and all liability or responsibility for any loss or damage to property covered by valid and collectible fire insurance with standard and extended coverage endorsement, even if such fire or other casualties shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. SubTenant agrees to pay the increased insurance cost, if any, resulting from such release.

            (b) SubTenant hereby indemnifies and agrees to save harmless SubLandlord, any mortgagee and Landlord under the Prime Lease, from and against all claims that arise from or in connection with the possession, use, occupation, management, repairs, maintenance or control of the Demised Premises, or any portion thereof, and any sidewalks adjoining same. SubTenant shall, at its own cost and expense, defend any and all actions which may be brought against SubLandlord, any mortgagee or Landlord under the Prime Lease with respect to the foregoing. SubTenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against SubLandlord, any mortgagee or master lessor in connection with the foregoing.

     Section 7.03 - Liability of SubLandlord to SubTenant: Except with respect to any damages resulting from the willful misconduct of SubLandlord, its agents or employees, SubLandlord shall not be liable to SubTenant, its agents, employees or customers, for any damage, loss, compensation, accident or claim whatsoever.



                                  ARTICLE VIII

                         DESTRUCTION OF DEMISED PREMISES

     Section 8.01 - Continuance of SubLease: In the event the Demised Premises shall be partially or totally destroyed by fire or other casualty insured under the provisions of Section 7.01 above, so as to become partially or totally untenantable, then the damage to the Demised Premises shall be promptly repaired by SubLandlord, unless SubLandlord shall elect not to rebuild or repair as hereinafter set forth, and Rent and other charges shall be abated in proportion to the amount of the Demised Premises rendered untenantable until so repaired. In no event shall SubLandlord be required to repair or replace SubTenant's leasehold improvements, inventory, trade fixtures, furnishings or equipment. If more than twenty-five percent (25%) of the Demised Premises shall be damaged or destroyed by fire or other casualty, then SubLandlord may elect that the Demised Premises be repaired or rebuilt or, at its sole discretion, terminate this SubLease by giving written notice to SubTenant of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. All insurance proceeds for the restoration of the Demised Premises shall be paid to and shall be the property of SubLandlord.

      Failure of SubLandlord to timely give notice to SubTenant and/or to timely commence restoration and repair of the Demised Premises shall give the SubTenant the option to terminate this Sublease if, after giving written notice of the same to the SubLandlord, SubLandlord does not timely commence and diligently pursue such restoration and repair.

     Section 8.02 - Reconstruction, Rent Abatement: If all or any portion of the Demised Premises is damaged by fire or other casualty and this SubLease is not terminated in accordance with the above provision, then all insurance proceeds however recovered shall be made available for payment of the cost of, and SubLandlord shall use the proceeds from the insurance as set forth herein to repair, replace or rebuild the Demised Premises. SubTenant shall repair, restore, replace or rebuild that portion of the Demised Premises constituting tenant improvements, trade fixtures, etc., together with any additional improvements installed by SubTenant, such that the Demised Premises shall be restored to its condition as of immediately prior to the occurrence of such casualty

                            ARTICLE IX. CONDEMNATION


     Section 9.01 - Eminent Domain: If more than twenty-five percent (25%) of the square footage of the building situated at the Demised Premises shall be taken or condemned by any competent government authority, then either party may elect to terminate this SubLease by giving notice to the other party not more than sixty (60) days after the date of which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, SubLandlord may elect to terminate this SubLease by giving SubTenant notice within one hundred twenty
(120) days after such taking. In case of any taking or condemnation, whether or not the term of this SubLease shall cease and terminate, the entire award shall be the property of SubLandlord; provided, however, SubTenant shall be entitled to any award as may be allowed for fixtures and other equipment which under the terms of this SubLease would not have become the property of the SubLandlord; further provided, that any such award to SubTenant shall not be in diminution of any award to SubLandlord.

           ARTICLE X. ASSIGNMENT, SUBLETTING AND ENCUMBERING SUBLEASE


      Section 10.01 - Consent: SubTenant shall not, without the prior written consent of the SubLandlord (which consent shall not be unreasonably withheld or delayed) and without compliance with the Prime Lease, (i) assign or otherwise transfer, or mortgage or otherwise encumber, this SubLease or any of its rights hereunder, (ii) sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part thereof by any persons other than SubTenant or its agents, or (iii) permit the assignment or other transfer of this SubLease or any of SubTenant's rights hereunder by operation of law. Any attempted or purported transfer, assignment, mortgaging or encumbering of this SubLease or any of SubTenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, or occupant.

      Section 10.02 - Expenses: Any costs and expenses, including attorney's fees incurred by SubLandlord in connection with any proposed or purported assignment, transfer or SubLease shall be borne by SubTenant and shall be payable to SubLandlord as Additional Rent.

                     ARTICLE XI. SUBORDINATION AND FINANCING


     Section 11.01 - Subordination: This SubLease and SubTenant's tenancy hereunder shall, at the option of Landlord, be subject to and to subordinate at all times to the lien of any mortgage or deed of trust now or hereafter placed upon the interest of the SubLandlord and the Demised Premises. SubTenant agrees to execute and deliver such instruments as may be desired by SubLandlord or by any mortgagee subordinating this SubLease to the lien of any present or further mortgage or deed of trust. To the extent SubTenant's tenancy hereunder shall be made subordinate to the rights of any future mortgage or deed of trust, such subordination shall be subject to the condition that SubTenant's rights under this Sublease shall not be disturbed so long as SubTenant is not in default hereunder. SubTenant hereby appoints SubLandlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument on behalf of SubTenant.

     Section 11.02 - Attornment: If, and so long as this SubLease is in full force and effect, then at the option of any mortgagee of SubLandlord: (i) this SubLease shall remain in full force, notwithstanding (A) a default under the mortgage by SubLandlord, (B) failure of SubLandlord to comply with this SubLease, (C) a defense to which SubTenant might be entitled against SubLandlord under this SubLease, or (D) any bankruptcy or similar proceedings with respect to SubLandlord, (ii) if any such mortgagee of SubLandlord shall become possessed of the Demised Premises, SubTenant shall be obligated to such mortgagee of SubLandlord to pay to it the rentals and other charges due hereunder and to thereafter comply with all the terms of this SubLease, (iii) if any mortgagee of SubLandlord or other purchaser, at a private or public sale, pursuant to foreclosure of any mortgage or otherwise, shall become possessed of the Demised Premises, SubTenant shall, without charge, attorn to such mortgagee or purchaser as its SubLandlord under the SubLease.

     Section 11.03 - Financing: In the event the construction lender, land lessor or the permanent lender for the Demised Premises requires, as a condition to financing, modifications to this SubLease, provided such modifications are reasonable, do not materially adversely affect SubTenant and do not increase the rentals and other sums to be paid hereunder, the SubLandlord shall submit to SubTenant a written amendment with such required modifications and if SubTenant fails to execute and return within ten (10) days thereafter the amendments that have been submitted, then SubLandlord shall have the right to cancel this SubLease upon written notice to SubTenant.

                              ARTICLE XII. DEFAULTS


     Section 12.01 - Elements of Default: If any or more of the following events occur, said event or events shall hereby be classified as a "Default":

            (a) If SubTenant, or any guarantor of SubTenant's obligations hereunder, shall make an assignment for the benefit of creditors or file a petition, in any state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property;

            (b) If any petition shall be filed under state law against SubTenant or any guarantor of SubTenant's obligations hereunder in any bankruptcy, reorganization or insolvency proceedings, and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed;

            (c) If a receiver or trustee shall be appointed under state law for SubTenant or any guarantor of SubTenant's obligations hereunder, for all or any portion of the property of either of them, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment;

            (d) If SubTenant fails to pay any installment of Minimum Rent or any Additional Rent or any other charges required to be paid by SubTenant when same shall become due and payable and such failure continues for five (5) days;

            (e) If SubTenant shall fail to perform or observe any terms or conditions of this SubLease, and such failure shall continue for thirty (30) days after written notice from SubLandlord (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such Default, if such Default cannot be cured within such period, provided SubTenant commences the process of curing the same within said thirty (30) day period and diligently pursues such cure);

            (f) If any execution, levy, attachment or other legal process of law shall occur upon SubTenant's goods, fixtures, or interest in the Demised Premises.

     Section 12.02 - SubLandlord's Remedies: Should a Default occur under this SubLease, SubLandlord may pursue any or all of the following:

            (a) SubLandlord may terminate this SubLease by giving five (5) days written notice of such termination to SubTenant, whereupon this SubLease shall automatically cease and terminate and SubTenant shall be immediately obligated to quit the Demised Premises. Any other notice to quit or notice of SubLandlord's intention to reenter the Demised Premises is hereby expressly waived. If SubLandlord elects to terminate this SubLease, everything contained in this SubLease on the part of SubLandlord to be done and performed shall cease without prejudice, subject, however, to the right of SubLandlord to recover from SubTenant all rent and any other sums accrued up to the time of termination or recovery of possession by SubLandlord, whichever is later.

            (b) Upon termination of this SubLease pursuant to Section 12.01, SubLandlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Demised Premises is located, or by such other proceedings, including reentry and possession, as may be applicable.

            (c) Should this SubLease be terminated before the expiration of the term of this SubLease by reason of SubTenant's default as hereinabove provided, or if SubTenant shall abandon or vacate the Demised Premises before the expiration or termination of the term of this SubLease without having paid the full rental for the remainder of such term, SubLandlord shall have the option to relet the Demised Premises for such rent and upon such terms as are not unreasonable under the circumstances and if the full rental reserved under the SubLease (together with any of the costs, expenses or damages indicated below) shall not be realized by SubLandlord, SubTenant shall be liable for all damages sustained by SubLandlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Demised Premises in first class rentable condition. SubLandlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at SubLandlord's option, make such alterations, repairs or replacements in the Demised Premises as SubLandlord, in its sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release SubTenant from liability hereunder as aforesaid. SubLandlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, and in no event shall SubTenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by SubTenant to SubLandlord hereunder.

            (d) Any  damage  or loss of rent  sustained  by  SubLandlord  may be recovered by SubLandlord, at SubLandlord's option, at the time of the re-letting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at SubLandlord's option in a single proceeding deferred until the expiration of the term of this SubLease (in which event SubTenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of re-letting or the expiration of the term of this SubLease.

            (e) Nothing contained herein shall prevent the enforcement of any claim SubLandlord may have against SubTenant for anticipatory breach by SubTenant of any of the covenants or provisions hereof. SubLandlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this SubLease of any particular remedy shall not preclude SubLandlord from any other remedy, in law or in equity. SubTenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of SubTenant being evicted or dispossessed for any cause, or in the event of SubLandlord obtaining possession of the Demised Premises by reason of the violation by SubTenant of any of the covenants and conditions of this SubLease or other use.

     Section 12.03 - Additional Remedies and Waivers: The rights and remedies of SubLandlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by SubLandlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the SubLandlord.

     Section 12.04 - Cure of Default: If SubTenant shall be in default hereunder, SubLandlord shall have the option, upon ten (10) days written notice to SubTenant, to cure said Default for the account of and at the expense of the SubTenant. No such notice shall be required for emergency repairs. SubTenant agrees to pay SubLandlord interest, at a rate equal to two percent (2%) in excess of the prime rate of interest announced from time to time by The Chase Manhattan Bank N.A. but not in excess of the maximum legal rate, for all sums paid by SubLandlord pursuant to the terms of this Article, and for all sums due and owing to SubLandlord more than five (5) days after the date such sums are due.

     Section 12.05 - Default by SubLandlord: SubLandlord shall in no event be charged with a Default hereunder unless SubLandlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this SubLease for a period of thirty (30) days after written notice thereof from SubTenant; provided, however, that if the term, condition, covenant or obligation to be performed by SubLandlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such Default shall be deemed to have been cured if SubLandlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

                          ARTICLE XIII. RIGHT OF ACCESS


      SubLandlord may, upon prior notice to SubTenant, enter upon the Demised Premises for the purpose of inspecting, making repairs, replacements or alterations, and showing the Demised Premises to prospective purchasers, lenders or lessees. During the last six (6) months of the term, SubLandlord shall have the right to display one (1) or more "For Rent" signs on or about the Demised Premises.

                               ARTICLE XIV. DELAYS


      If SubLandlord or SubTenant is delayed from performing any of their respective obligations during the term of this SubLease because of acts of God or other cause beyond their control, then the period of such delay shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that this Article shall not apply to the payment of any sums of money required to be paid by SubTenant hereunder or any obligation of SubLandlord or SubTenant that can be satisfied by the payment of money.

                             ARTICLE XV. END OF TERM


     Section 15.01 - Return of Demised Premises: Upon the expiration or termination of this SubLease, SubTenant shall quit and surrender the Demised Premises to the SubLandlord, in good order, broom clean, normal wear and tear and acts of God excepted, and further excepting, subject to compliance with Articles VII and VIII hereof, any casualty loss. Subject to the other terms of this SubLease, SubTenant shall, at its expense, remove all property of SubTenant, all alterations to the Demised Premises not wanted by SubLandlord and repair damage caused by such removal and return the Demised Premises to the condition in which they were prior to the installation of the article so removed. Upon the expiration or termination of this SubLease, SubTenant shall execute, acknowledge and deliver to SubLandlord a quit-claim deed as to SubTenant's interest in the Demised Premises, in recordable form, in favor of the SubLandlord within ten (10) days after written notice and demand therefor by SubLandlord, and SubTenant hereby appoints SubLandlord its attorney-in-fact, irrevocably, to execute and deliver such quit claim deed.

     Section 15.02 - Holding Over: If SubTenant shall hold possession of the Demised Premises after the expiration or termination of this SubLease, at SubLandlord's option (i) SubTenant shall be deemed to be occupying the Demised Premises as a SubTenant from month-to-month at double the Rent in effect during the last SubLease Year immediately preceding such holdover and otherwise subject to all of the terms and conditions of this SubLease, or (ii) SubLandlord may exercise any other remedies it has under this SubLease or at a law or in equity including an action for wrongfully holding over. No payment by SubTenant, or receipt by SubLandlord, of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of rent or any other amounts owed to SubLandlord be deemed to effect or evidence an accord and satisfaction, and SubLandlord may accept such check or payments without prejudice to SubLandlord's rights to recover the balance of the rent or other amount owed or to pursue any other remedy provided in this SubLease.

                    ARTICLE XVI. COVENANT OF QUIET ENJOYMENT



      SubLandlord covenants that if and so long as SubTenant pays the rent and all other charges provided for herein and performs all of its obligations provided for herein, SubTenant shall at all times during the term hereof peaceably have, hold and enjoy the Demised Premises, without any interruption or disturbance from SubLandlord, or anyone lawfully claiming by, through or under SubLandlord, subject to the terms hereof.

                           ARTICLE XVII. MISCELLANEOUS


      (a) This SubLease contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties or representations, oral or written, between them other than as herein set forth.

      (b) No notice or other communications given under this SubLease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, addressed:

            (1) If to SubLandlord, at 700 Ackerman Road, Suite 400, Columbus, Ohio 43202, or to such other address as SubLandlord shall designate by giving notice thereof to SubTenant.

            (2) If to SubTenant, at 3939 International Gateway, Columbus, Ohio 43219, or such other address as SubTenant shall designate by giving notice thereof to SubLandlord.

      (c) It is the intent of the parties hereto that all questions with respect to the construction of the SubLease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the State of Ohio.

      (d) This SubLease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

      (e) There shall be no personal liability on or promise to or against SubLandlord, SubLandlord's beneficiaries, heirs, administrators or personal representatives or any successor in interest or assignee of SubLandlord, with respect to any provisions of this SubLease. SubTenant shall look solely to the equity of the then SubLandlord in the Demised Premises for the satisfaction of any remedies of the SubTenant in the event of a breach by SubLandlord of any of its obligations hereunder.

      (f) The parties warrant and represent that no broker or agent was involved in or was instrumental in consummating this SubLease. Each party agrees to indemnify and hold the other party harmless from and against any claims for brokerage or other commission arising by reason of a breach by such party of this representation and warranty.

      (g) SubLandlord hereunder shall have the right to freely assign this SubLease and/or any of its rights hereunder without notice to or consent of SubTenant.

      (h) The terms of this SubLease shall not be interpreted to mean that SubLandlord and SubTenant are partners or joint venturers.

      (i) SubTenant hereby expressly waives for itself and all persons claiming by or through it, any right of redemption or for the restoration of the operation of this SubLease under any present or future law in case SubTenant shall be dispossessed for any cause.

      (j) SubLandlord and SubTenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this SubLease, the relationship of SubLandlord and SubTenant hereunder, SubTenant's use or occupancy of the Demised Premises and/or any claim of injury or damage.

      (k) If any provision of this SubLease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this SubLease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this SubLease shall be valid and be enforced to the fullest extent permitted by law.

      (l) No failure by SubLandlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this SubLease to be kept, observed or performed by SubTenant, and no failure by SubLandlord to exercise any right or remedy consequent upon a breach of any such term, covenant, agreement, provision, condition or limitation of this SubLease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

      IN WITNESS WHEREOF, Gerald G. Mercer and Adele G. Mercer his wife, who joins in the execution of this SubLease Agreement for the sole purpose of releasing her dower rights, and Airnet Systems, Inc. have caused this SubLease Agreement to be executed effective the day and year first above written.


Signed And Acknowledged             SUBLANDLORD:
In The Presence Of:

/s/ Ann Mancuso                     /s/ Gerald G. Mercer
_______________________________     _______________________________
                                    Gerald G. Mercer, an individual
Ann Mancuso
_______________________________
(print name)
                                    /s/ Adele G. Mercer
                                    _______________________________
                                    Adele G. Mercer, an individual
/s/ Ann Mancuso
_______________________________

Ann Mancuso
_______________________________
(print name)

                                    SUBTENANT:

                                    AIRNET SYSTEMS, INC.


/s/ Ann Mancuso                By: /s/ Eric P. Roy
_______________________________    _____________________________________
                                   Eric P. Roy, Executive Vice President
Ann Mancuso
_______________________________
(print name)


/s/ Amy Harrison
_______________________________

Amy Harrison
_______________________________
(print name)

                          SUBLANDLORD'S ACKNOWLEDGMENT



STATE OF OHIO             )
                          ) SS:
COUNTY OF FRANKLIN        )

     The foregoing instrument was acknowledged before me this 16th day of December, 1996, by Gerald G. Mercer and Adele G. Mercer, individuals.

                                          /s/ Ann L. Mancuso
[SEAL]                                    ______________________________________
                                          Notary Public





                          SUBTENANT'S ACKNOWLEDGMENT


STATE OF OHIO             )
                          ) SS:
COUNTY OF FRANKLIN        )

     The foregoing instrument was acknowledged before me this 16th day of December, 1996, by Eric P. Roy, Executive Vice President of Airnet Systems, Inc., an Ohio corporation, on behalf of the corporation.

                                          /s/ Ann L. Mancuso
[SEAL]                                    ______________________________________
                                          Notary Public

                                    EXHIBIT A

                                   PDQ COMPLEX

                                    EXHIBIT B

                                DEMISED PREMISES

                                Legal Description